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                                                EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Apria Healthcare Group Inc., on Form S-8 of our report dated March 29, 1999, appearing in the Company's Annual Report on Form 10-K of Apria Healthcare Group Inc. for the year ended December 31, 1998.



/s/  DELOITTE & TOUCHE LLP

Costa Mesa, California
October 15, 1999